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                                  EXHIBIT 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-63078) pertaining to the EZCORP, Inc. 401(k) Plan and Trust of our report dated June 24, 2005, with respect to the 2004 financial statements and schedules of the EZCORP, Inc. 401(k) Plan and Trust included in this Annual Report (Form 11-K) for the year ended December 31, 2004.

                                                            /s/ BDO SEIDMAN, LLP

Dallas, Texas
July 28, 2005